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                             MANUFACTURING AGREEMENT


     This AGREEMENT made as of this 16th day of November 1995 between DOWBRANDS L.P., 9550 Zionsville Road, Indianapolis, IN 46268, a Delaware limited partnership, (hereinafter "DowBrands") and ELECTRONIC HAIR STYLING INCORPORATED, a Washington corporation having its principal office at One Lovell Avenue, Mill Valley, CA 94941 (hereinafter "EHS");


                                   WITNESSES:

     WHEREAS, DowBrands wishes to have certain consumer products compounded and packaged for it by EHS; and

     WHEREAS, EHS wishes to compound and package products for DowBrands in accordance with the terms hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration the Parties hereby agree as follows:

1.   MANUFACTURE

          EHS agrees to compound and package (hereinafter "Manufacture") for DowBrands and DowBrands will issue purchase orders to purchase all of its requirements for its U.S. business for the products listed in Exhibit "A" attached hereto (hereinafter the "Products") on an as-needed basis. Exhibit "A" may be amended from time to time by mutual written agreement of the Parties to add or delete items thereto.

a. EHS warrants that its manufacture of the Products will meet and be in accordance with the specifications described in the Product Manual for the Products (collectively "Product Specifications" and individually the "Product Specification") attached hereto as Exhibit "B". DowBrands reserves the right to change said Specifications from time to time provided that no change in Specifications shall become effective until same shall first have been communicated in writing to EHS, either by personal delivery or by mail or fax, and EHS shall have acknowledged receipt of the communication. In case such change shall require a special charge or a price change, the Parties will agree upon any appropriate price adjustment before such change in Specifications becomes effective. Likewise, EHS may request a change in a Product Specification in writing but no such change shall be effective unless expressly agreed to in writing by an authorized representative of DowBrands.

b. The Products will be manufactured by EHS at the Fridley, MN manufacturing site. The manufacture of the Products by EHS shall be open to inspection by DowBrands upon providing EHS reasonable notice of such time of such inspection and at all times subject to confidentiality restrictions which may be applicable when EHS is manufacturing products for other customers. Furthermore, at the request of DowBrands, EHS shall furnish to DowBrands quality assurance samples of the Products for testing by DowBrands.

c. Manufacture, sale and delivery of Products to DowBrands shall be made pursuant to DowBrands purchase orders (purchase order copy is attached for reference as Exhibit "C". Terms and conditions contained in the purchase order shall apply where not in conflict with this Agreement or Exhibits to this Agreement. These terms and conditions are incorporated by reference.)

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d.   Shipments of finished Products shall be made by EHS in accordance with instructions set forth in DowBrands purchase orders. Shipments shall be at DowBrands expense, and risk of loss with respect to each shipment shall pass from EHS to DowBrands upon shipment of product from EHS warehouse (FOB shipment point).

e. In the event that EHS is unable to provide all of DowBrands U.S. requirements for the Products according to a delivery schedule specified by DowBrands, EHS shall notify DowBrands within three (3) working days of receipt of the delivery schedule of its inability to timely meet such a schedule. In such event, DowBrands will have the right to have those quantities of the Product that EHS is unable to timely provide manufactured by another party without any liability under the requirements provisions of this contract. In the event that EHS fails to timely deliver Products according to a delivery schedule or fails to timely inform DowBrands of its inability to comply with a delivery schedule, EHS will be liable for DowBrands direct losses resulting from the lost sales of such product provided that DowBrands will use reasonable efforts to secure supply of product from other sources or otherwise mitigate its damages.

2.   FORCE MAJEURE

     EHS shall not be liable under the provision of this agreement nor shall EHS be deemed to be in breach or default hereunder where such failure is attributable to or caused by fire, flood, accident, act of God, strike, other industrial disturbance, governmental order or act, riot, civil insurrection or other cause beyond the control of EHS (each of the foregoing events being herein referred to as a "Force Majeure Event"), provided that nothing in this Section shall relieve DowBrands of its obligations under this Agreement to pay for Products ordered and delivered in accordance herewith. In the event that EHS suffers a Force Majeure Event, it shall endeavor to notify DowBrands thereof as promptly as possible after the occurrence of such Force Majeure Event.

3.   PAYMENT AND PRICES

a. The prices for the various Products manufactured by EHS for DowBrands shall be set forth in Exhibit "D" attached hereto. The prices set forth in Exhibit "D" are guaranteed until April 30, 1996. Pricing in Exhibit "D" will be re-negotiated and mutually agreed upon annually.

b. EHS may invoice DowBrands upon shipment of Product or (subject to the proviso hereafter set forth) upon the date such Product is ready for shipment in the event that DowBrands is not ready to accept immediate delivery. DowBrands shall pay EHS invoices within thirty (30) days of shipment - Net Thirty (30) Days.

4.   PREPAYMENT FOR PRODUCT

     EHS acknowledges the $3 million prepayment to EHS by DowBrands for finished Product, and promises to repay the amount of $3 million to DowBrands in eight
(8) equal quarterly payments of $375,000 each over a two (2) year period commencing on February 16, 1996. The process for such repayment will be that EHS shall issue a credit memo for $375,000 at the close of each quarter and DowBrands will make deduction against future invoices to fully satisfy the credit memo.

5.   FORECASTS AND SCHEDULING

          Thirty (30) days prior to any required monthly production run for
Products, DowBrands will provide to EHS:   (a) a purchase order for Product
requirements for the next ensuing calendar month, and (b) a schedule setting forth DowBrands firm forecasted monthly Product requirements for the next two
(2) ensuing calendar months as well as a flexible forecast for following 10 months.

6.   RAW MATERIALS

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a.   EHS will be responsible for the procurement of all the specified raw materials required to manufacture the Products according to the Product Specifications and agrees to do so in the manner that minimizes the cost of raw materials provided that, at all times, DowBrands shall have the option upon providing adequate notice to EHS to purchase individual raw materials if it can do so at a lower cost than can be achieved by EHS.

b. EHS agrees to maintain adequate inventories of raw materials to meet the requirements of DowBrands in a timely manner.

c. EHS PURCHASED RAW MATERIALS: Changes in the cost of Dow-supplied raw materials and aerosol cans can be passed through to DowBrands in the form of an adjustment to the price of Products listed in Exhibit "D" once prior to April 30, 1996. After April 30, 1996, industry changes in the cost of raw materials, chemicals, and packaging components may be passed through to DowBrands only with ninety (90) days' advance notification of such changes and the effective dates thereof. In the event that DowBrands is not prepared to accept such changes, DowBrands shall be entitled to supply any such raw materials, chemicals, or packaging components for purposes of Manufacture.

7.   WASTE:  FAILURE TO MEET SPECIFICATIONS

a. In the event that DowBrands elects to supply EHS with raw materials in accordance with Clause 6c, the Parties will develop an allowance for waste to be included as Exhibit "E" to be used for DowBrands purchased raw materials. At least annually, variances from these allowances will be determined and the aggregate loss or gain by product group will be calculated. In the event the waste in any year of this Agreement shall be in excess of the allowance set forth in Exhibit "E", DowBrands may invoice EHS for such excess at its costs from its suppliers and EHS shall credit DowBrands such amounts within thirty (30) days after receipt of DowBrands invoice.

b. EHS shall be solely responsible for manufacturing the Products in accordance with the Product Specifications in force at the time of manufacture and, accordingly, shall indemnify and defend DowBrands from any costs, claims, and consequences, arising from EHS's failure to manufacture the Products in accordance with such Product Specifications or the failure of the finished Products to meet such Product Specifications. Furthermore, EHS shall be responsible for maintaining product quality levels at least equivalent to those achieved by DowBrands at the time of execution of this Agreement.

c. In the event that any finished Products do not meet DowBrands Product Specifications, within thirty (30) days of rejection by DowBrands, EHS may submit a rework procedure to DowBrands for approval. DowBrands shall respond to such proposal within thirty (30) days of receipt and shall not unreasonably withhold approval.

d. EHS shall be solely responsible for the disposal of any rejected finished goods, which are the responsibility of EHS as set forth in (b) above, and the attendant cost thereof. Such disposal shall be in accordance with all applicable federal, state, provincial, and local laws, rules, and regulations which pertain to such disposal and shall be subject to approval by DowBrands, not to be unreasonably withheld.


8.   PERMITS, LICENSES COMPLIANCE WITH LAW

     EHS shall maintain all necessary permits, licenses and certifications necessary for the manufacture of the Products. EHS will observe and abide by all applicable laws, regulations, ordinances and other rules of the federal, state, or local authority where the work is done, or any other

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duly constituted public authority.  EHS agrees to hold DowBrands harmless from liability or penalty which might be imposed by reason of any asserted or established violation of such laws, regulations, ordinances, or other rules in connection with the manufacture of the Products.

9.   WASTE

a. EHS agrees to use its best efforts to minimize and manage any waste generated as a result of the manufacture of the Product. EHS shall manage the waste generated at EHS's facility as a result of the manufacture of the Product and, as owner and operator of the facility, shall be defined as the "waste generator."

b. All management, storage, handling, transportation, treatment, recycling, and disposal of waste shall be conducted in compliance with all applicable federal, state and local laws. This provision shall survive the expiration or termination of this Agreement until all waste generated from the performance of the manufacture of the Products are removed from EHS's facility. This Section 9 shall not apply to any waste or rinsate generated in connection with EHS's providing manufacturing services, or using the Equipment for its own benefit or for the benefit of any third party, and EHS shall be solely responsible for the management and disposal of any waste or rinsate so generated.

10.  CONFIDENTIALITY

a. The formula, specifications, methods of manufacturing of or for the Products and all other information contained within the Product Specifications formulation manual and associated correspondence is agreed to be confidential information (hereinafter "Confidential Information").
     As such, EHS hereby agrees to hold all the Confidential Information in the strictest confidence and will make no use of such information except as set forth herein or in such other written agreement as may be entered into between the Parties. The Confidential Information shall not be revealed by EHS or any of its employees or agents to anyone outside of EHS, other than governmental authorities as required by law (provided EHS has given DowBrands at least ten (10) days notice of such disclosure where legally possible), and shall be revealed within EHS only to such persons as have actual need for such information for the above-stated purposes, have been advised by EHS of the confidential nature of the Confidential Information, and have agreed to maintain the Confidential Information as confidential.

b. EHS's obligations under this Article shall not apply to any of the Confidential Information which:

          (i) was demonstrably known by EHS prior to the date of disclosure thereof to EHS by DowBrands;
          (ii) was known or generally available to the industry or to the public prior to the date of such disclosure;
          (iii) becomes known or generally available to the industry or to the public subsequent to the date of such disclosure through no breach of this Agreement, nor any act or failure to act on EHS's part; or
          (iv) is disclosed or made available to EHS at any time by a third party who has a bona fide right to disclose or make such information available to it.

c. The disclosure by DowBrands to EHS of the Confidential Information shall not be construed as granting EHS a license or any other rights to any, present or future, trademarks, copyrights, patents or other industrial property protection, or applications thereof, of DowBrands relating to the Confidential Information, including all documents and other materials relating thereto and any copies thereof shall, at DowBrands request, at any time, immediately be returned by EHS to DowBrands except for any records which are required to be maintained by any federal, state, provincial, or local regulatory authorities. Incidental observation of Products by business visitors to EHS's plants shall not constitute disclosures of


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     Confidential Information within the meaning of this Article provided EHS takes reasonable care to prevent such observations.

11.  INDEMNITIES

a. EHS shall indemnify and hold DowBrands harmless from and against and shall defend and fully satisfy any and all claims for bodily injury, death, property damage, or product recall, including all costs and attorneys' fees incurred in connection with such claims resulting from its negligent acts or omissions in the manufacture of any Products for DowBrands or its failure, for any reason whatsoever, to manufacture the Products in accordance with the Product Specifications, and delivered to DowBrands without modification.

b. Subject to Sections 7a and c, DowBrands assumes responsibility and agrees to indemnify and hold EHS harmless for claims against Products that have been manufactured to the Product Specifications and delivered to DowBrands without modifications.

c. EHS warrants that no Products, hereafter produced and shipped or delivered by it to or for DowBrands will be, at the time of such shipment or delivery, or will become, as a result of EHS's negligent acts or omissions in the manufacture of the Products, or as a result of EHS's failure, for any reason whatsoever, to manufacture the Products in accordance with the Specifications out of compliance with all applicable legislation governing the Product, and without limiting the generality of the foregoing, will be or will become adulterated within the meaning of the U.S. Food, Drug and Cosmetic Act or the Canadian Food and Drug Act, and EHS shall indemnify and hold harmless DowBrands from and against and shall defend DowBrands against any and all consequences of a breach of this warranty by EHS. DowBrands in turn warrants that packaging components, labels, labeling or ingredients furnished or specified by it or for it will not be or result in adulterated or misbranded Products within the meaning of such act, or other applicable legislation, provided, however, that EHS shall provide the inspection and quality control services required by the Product Specifications.

12.  INTELLECTUAL PROPERTY INDEMNIFICATION

a. EHS agrees to indemnify, defend and save DowBrands harmless against any patent, trademark, copyright, or intellectual property claim related to the Products manufactured by EHS except to the extent it arises out of and is caused directly by the Product Specifications and designs provided by DowBrands.

b. DowBrands agrees to indemnify, defend and save EHS harmless against any patent, trademark, copyright or intellectual property claim to the extent it arises out of and is caused directly by the Product Specifications and designs provided by DowBrands.

13.  INSURANCE

     The Parties shall each maintain sufficient insurance coverage to accommodate the indemnities set forth in Clause 7 hereof.

14.  TERM OF AGREEMENT


     This Agreement shall become effective on the 16th day of November 1995 and shall have a two (2) year term expiring on November 15, 1997. DowBrands shall have the right to continue the Agreement for two (2) additional one year terms by providing EHS written notice of its intention to do so within ninety (90) days prior to the expiration of the term of this Agreement.

15.  EARLY TERMINATION

     This Agreement may be terminated:


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a.   By either Party on written notice in any case where the other Party:
             (i) fails to vacate within fifteen (15) days the filing of a voluntary or involuntary petition in bankruptcy or insolvency by or against it under federal or state law, including but not limited to any proceeding under the Federal Bankruptcy Act or any receivership proceeding in law or equity under the state law, or commits an act of bankruptcy under the Canadian Bankruptcy Act;
             (ii)   is adjudicated as a bankruptcy;
             (iii)  has a receiver appointed over it or its assets;
             (iv)   makes a general assignment for the benefit of its creditors;
                    or
             (v)    dissolves its corporate existence;

b. By DowBrands in the event of a material failure by EHS to meet agreed product delivery schedules; or failure by EHS to comply with the Product Specifications, the product quality specifications, regulations, and procedures set forth in paragraphs 6.b., 6.c. and 6.d.

          In the event of such a failure DowBrands shall inform EHS in writing of such failure setting out facts of such failure. EHS shall have seven (7) calendar days to resolve such failure to the satisfaction of this Agreement. In the event such failure is not resolved to the satisfaction of DowBrands by the seventh (7th) calendar day, DowBrands shall have the right to terminate this Agreement with immediate effect upon receipt of written notice.

16.  MISCELLANEOUS

a. In all cases where written notices are to be sent by either Party, they shall be deemed sufficiently sent if personally delivered, faxed (with confirmation copy sent by ordinary mail) or mailed by certified mail, return receipt requested, to the attention of all of the following at the addresses hereinafter designated, which may be changed on written notice. Any notices so sent shall be deemed received on the date of fax transmission or physical delivery.

     To DowBrands:                 To EHS:
          DowBrands L.P.                     Electronic Hair Styling Inc.
          9550 Zionsville Road               One Lovell Avenue
          P. O. Box 68511                    Mill Valley, CA  94941
          Indianapolis, IN  46268            ATTN: Dominic LaRosa
          ATTN:  Manager of Contract
                  Manufacturing

b. EHS shall carry out its activities hereunder as an independent contractor and not as an agent, servant, employee, or representative of DowBrands, and EHS shall have no authority to enter into and incur any obligation or liability or to use or make any representation on behalf of DowBrands or to hold itself out as having such authority.

c. The waiver by either Party of any provision of this Agreement shall not be deemed to constitute a waiver of any other provision of this Agreement. The invalidity of any provision of this Agreement shall not impair the validity of any other provision or of the agreement as a whole.

d. This Agreement, together with its Exhibits and copy of DowBrands purchase order, contains the entire agreement between the Parties hereto, supersedes any prior written or oral agreements, and may not be modified, altered, terminated, or discharged in any manner except by an instrument in writing signed by or on behalf of both Parties.

e. This Agreement shall in all respects be construed, interpreted and governed by the laws of the state of Indiana.


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f.   The paragraph headings herein shall be for convenience only and shall not be of any force and effect in the interpretation of this Agreement.

g. EHS shall not assign or subcontract its obligations hereunder without the express written approval of DowBrands, which consent shall not be unreasonably withheld or delayed.

17.  RECORD KEEPING

     Batch quality assurance sampling and paperwork shall be retained for three
(3) years after date of manufacture.

18.  DOWBRANDS PURCHASE ORDERS

     The terms and conditions of DowBrands purchase orders are incorporated by reference and shall apply to the purchase of any finished Product by DowBrands from EHS. If any inconsistency arises between the purchase order terms and this Agreement, this Agreement shall control interpretation.


DOWBRANDS L.P.                     ELECTRONIC HAIR STYLING INC.


_______________________________              _______________________________
Signature                                    Signature

_______________________________              _______________________________
Typed/Printed Name                           Typed/Printed Name

_______________________________              _______________________________
Title                                        Title

_______________________________              _______________________________
Date                                         Date


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                              HEADINGS FOR EXHIBITS



          A)   Products


          B)   Product Specifications


          C)   Purchase Order


          D)   PRODUCT PRICES


          E)   WASTE ALLOWANCE



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                                   EXHIBIT "A"

                                    PRODUCTS


     Dow Bathroom Cleaner with SCRUBBING BUBBLES-Registered Trademark- Aerosol


     SPRAY'N WASH-Registered Trademark- tough stain removing Gel

     SPRAY'N STARCH-Registered Trademark- fabric finish



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                                   EXHIBIT "E"

                                 WASTE ALLOWANCE


          Schedules to be developed and agreed upon in the event that DowBrands supplies raw materials to EHS.


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